FOR IMMEDIATE RELEASE
Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP, Chief Marketing Officer
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. ANNOUNCES
RESIGNATION OF CHIEF FINANCIAL OFFICER

Honolulu, HI – March 26, 2010 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), announced today the resignation of Dean K. Hirata, Vice Chair and Chief Financial Officer (CFO) of CPF and CPB, effective May 31, 2010.  Hirata has over 20 years experience in the banking industry and served as CFO for CPF and CPB since joining the organization in September 2004, and will be leaving to pursue other interests.  The company also announced that it has commenced a search for a new CFO.
“Dean has made many contributions to our company and the community over the last five years at CPB,” said John C. Dean, Executive Chairman of the Board of Central Pacific Financial Corp. (CPF) and Central Pacific Bank (CPB).  “On behalf of the Board, management, and employees of our company, I want to express our appreciation and best wishes to him on his future endeavors.”
John Dean recently joined the company as Executive Chairman of CPF and CPB, acting subject to formal regulatory approval, in conjunction with the establishment of the Board Recovery Committee and the launch of a recovery plan announced earlier this month.
“Despite the challenges we faced over the last several years, the relationships developed and experiences gained through my association with Central Pacific will be valued,” said Hirata.  “With the executive leadership transition currently underway, I believe this is the right time to move on to other opportunities.”

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches, and approximately 100 ATMs throughout the State of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document contains forward-looking statements concerning business plans, management changes, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the Company’s ability to successfully implement business plans, the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for 2009.  The Company does not update any of its forward-looking statements.